UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 29, 2003

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20537	13-3429953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida		33607
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 871-4811

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 9.                                   Regulation FD Disclosure

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Disclosure of Results of Operations and Financial Condition.”

On July 29, 2003, Walter Industries, Inc. (the “Company”) issued a press release setting forth the Company’s second quarter 2003 earnings.  A copy of the Company’s press release is attached hereto as Exhibit (99) and hereby incorporated by reference.  However, one page of the financial statements attached to the press release contained incorrect data as described below.

The free cash flow from operating activities for the six months ended June 30, 2003 and June 30, 2002 reflected in the July 29, 2003 press release was incorrectly stated to be $(44,052,000) and $20,040,000, respectively.  The correct amounts of free cash flow for the six months ended June 30, 2003 and June 30, 2002 were $(50,805,000) and $17,152,000, respectively.

In addition, the amounts reflected in the free cash flow section of the financial statements on the line item entitled "Less: Additions to property, plant, and equipment, net of retirements" for the six months ended June 30, 2003 and June 30, 2002, were incorrectly stated to be $(30,248,000) and $(28,518,000), respectively.  The correct amounts for this line item for the six months ended June 30, 2003 and June 30, 2002 are $(37,001,000) and $(31,406,000), respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

	By:	/s/ Charles E. Cauthen
	Title:	Charles E. Cauthen
Sr. Vice President and Controller

Date: July 30, 2003

Exhibit Index

(99) Press release, dated:  July 29, 2003, issued by Walter Industries, Inc.